EXHIBIT 5



                                                   June 5, 1998



Bull Run Corporation
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319

Dear Sirs:

                  We are rendering this opinion in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by Bull Run Corporation, a Georgia corporation (the "Company"), under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 1,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company. The Shares are to be issued by the Company pursuant to the Company's 1994 Long-Term Incentive Plan for Key Employees (the "Plan").

                  We have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

                  Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                      Very truly yours,


                                                      ALSTON & BIRD, LLP

                                                      By: /s/ STEPHEN A. OPLER
                                                         ----------------------
                                                              Stephen A. Opler